Exhibit 10.40

Beeline Holdings, Inc.

188 Valley Street, Suite 225

Providence, RI 02909

September 8, 2025

C/M Capital Master Fund LP

1111 Brickell Avenue, Suite 2920

Miami, Florida 33131

Attention: Thomas Walsh

Re: Amendment to Amended and Restated Common Stock Purchase Agreement

Dear Thomas:

This letter documents our understanding with respect to the Amended and Restated Common Stock Purchase Agreement dated March 7, 2025 (the “Agreement”) between C/M Capital Master Fund LP and Beeline Holdings, Inc. (the “Company”). By signing below, the undersigned parties agree to the following amendments to the Agreement:

1. The Agreement is hereby amended to increase the Total Purchase Commitment from $10,000,000 to $20,000,000.

2. The Agreement is hereby amended to remove the requirement and condition that the Company’s right to effect Fixed Purchases and VWAP Purchases be subject to a minimum Closing Sale Price of the Company’s Common Stock.

By signing below, each of the undersigned parties agree to the above terms.

Very truly yours,

Beeline Holdings, Inc.

/s/ Nicholas Liuzza Jr.
Nicholas Liuzza Jr., Chief Executive Officer

[Continued on following page]

The undersigned hereby agrees to the foregoing:

C/M Capital Master Fund LP

By:	/s/ Thomas Walsh
Name:	Thomas Walsh